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                                                                    EXHIBIT 99.1
NEWS RELEASE

MEDIA CONTACT:
 Dave Thompson, 678 315 9493
 dave.thompson@mirant.com

INVESTOR RELATIONS CONTACT:                                        [MIRANT LOGO]
 Cameron Bready, 678 579 7742
 cameron.bready@mirant.com

STOCKHOLDER INQUIRIES:
 678 579 7777
                                                               November 23, 2005

                MIRANT DEBTORS FILE NOTICE WITH BANKRUPTCY COURT
                   REGARDING PROPOSED CONSENSUAL TREATMENT OF
                                  MIRMA LEASES

     ATLANTA -- Mirant (Pink Sheets: MIRKQ) today announced that it has filed a notice with the Bankruptcy Court regarding proposed consensual treatment of leases for its Mirant Mid-Atlantic (MIRMA) subsidiary.

     On September 30, 2005, after notice and hearing, the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division, issued an order pursuant to section 1125 of the Bankruptcy Code approving the Second Amended Disclosure Statement (the "Disclosure Statement") relating to the Second Amended Joint Chapter 11 Plan of Reorganization (the "Plan") of Mirant Corporation ("Mirant") and its affiliated debtors and debtors-in-possession (together with Mirant, the "Debtors").

     As a result of negotiations among the Debtors, the MIRMA Owner/Lessors and the MIRMA Indenture Trustee, the Debtors have proposed an alternate treatment ("Proposed Treatment") for the MIRMA Leases that the Debtors believe is more favorable to the MIRMA Owner/Lessors and the holders of the Pass-Through Certificates (as defined in the Disclosure Statement) than the treatment contained in Section 14.6 of the Plan. On November 23, 2005, the Debtors filed a Notice Regarding Treatment of MIRMA Leases In Connection With Second Amended Joint Chapter 11 Plan of Reorganization with the Bankruptcy Court. As of the date hereof, none of the MIRMA Owner/Lessors and the MIRMA Indenture Trustee have agreed to the Proposed Treatment.

     AT THE HEARING REGARDING CONFIRMATION OF THE PLAN, WHICH WILL BE COMMENCED AT 9:00 A.M. CENTRAL STANDARD TIME ON DECEMBER 1, 2005, THE BANKRUPTCY COURT, AS CONTEMPLATED BY


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                                                                               2

SECTION 14.6 OF THE PLAN AND PAGES 193-196 OF THE RELATED DISCLOSURE STATEMENT, WILL CONSIDER APPROVING THE TERMS AND CONDITIONS REGARDING THE ASSUMPTION OF THE MIRMA LEASES SET FORTH IN THE PROPOSED TREATMENT SET FORTH BELOW, SUBJECT TO THE SATISFACTION OF CERTAIN TERMS AND CONDITIONS SET FORTH IN THE TERM SHEET, INCLUDING, AMONG OTHER THINGS, THAT THE MIRMA/OWNER LESSORS CONSENT TO SUCH TREATMENT AND THAT THE LEASE INDENTURE TRUSTEE AND PASS THROUGH TRUSTEE NOT OBJECT TO SUCH TREATMENT.

     THE BANKRUPTCY COURT WILL ENTERTAIN AN OBJECTION TO APPROVAL OF THE PROVISIONS OF THIS TERM SHEET FROM A PASS THROUGH CERTIFICATE HOLDER IF SUCH OBJECTION IS FILED BY 4:00 P.M. CENTRAL STANDARD TIME ON NOVEMBER 30, 2005.

     THE BANKRUPTCY COURT WILL ALSO ENTERTAIN AN OBJECTION TO APPROVAL OF THE PROVISIONS OF THIS TERM SHEET FROM A PASS THROUGH CERTIFICATE HOLDER IF SUCH OBJECTION IS FILED AFTER NOVEMBER 30, 2005, BUT BEFORE 4:00 P.M. CENTRAL STANDARD TIME ON DECEMBER 6, 2005, BUT ONLY IF THE DEBTORS FAIL TO ESTABLISH THAT SUFFICIENT NOTICE OF THE CONSIDERATION OF THIS TERM SHEET AT THE CONFIRMATION HEARING ON DECEMBER 1, 2005 HAD BEEN GIVEN TO SUCH PASS THROUGH CERTIFICATE HOLDER.

     The term sheet for the Proposed Treatment is set forth below:

     Term Sheet for Potential MIRMA Lease Plan Treatment

     Capitalized terms used in this term sheet but not defined herein shall have the meanings provided for in the Plan.

INTERPRETATIONS;
ACKNOWLEDGEMENTS:

                    The Debtors contend that certain contractual provisions contained in the Operative Documents (as defined in the MIRMA Leases) are subject to uncertain meaning or are otherwise in dispute. To avoid the costs and uncertainty of continued perpetuation of such situation, including in regards to potential litigation regarding the appropriate interpretation of such contractual provisions, it is intended that the Bankruptcy Court will confirm, in connection with the assumption of the MIRMA Leases, that the interpretation and meaning of such provisions are as set forth below.

                    Exhibit One sets forth the interpretations to specified provisions of the Operative Documents. Exhibit Two (which will be submitted

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                                                                               3

                    to the Bankruptcy Court in connection with approval of the terms hereof) sets forth the Fixed Charge Coverage Ratio calculations as of June 30, 2005, incorporating the interpretations set forth in Exhibit One. Conforming clarification to Exhibit GG to the Participation Agreement (and elsewhere as appropriate) will be ordered to be made to the extent appropriate to give effect to Exhibit One and the other terms of this Agreement.


CONSENT
DECREE: The Owner Lessors shall not oppose a Consent Decree that is consistent with the definition thereof set forth below:

                    For purposes hereof, the "Consent Decree" shall mean an agreement or settlement with the DOJ, the EPA, and the environmental agencies of the respective states of Virginia and Maryland with respect to NOx emissions, either in the form of a consent decree or otherwise, the terms of which shall include (i) representations that MIRMA wholly owns Mirant Chalk Point LLC, and the real estate on which the Morgantown and Dickerson facilities are located, and occupies and operates the Morgantown and Dickerson facilities pursuant to facility lease agreements, dated December 19, 2000, with a consortium of owner/lessors; (ii) with respect to the Morgantown and Dickerson leased facilities, NOx emissions rate and NOx tonnage limits and other terms and conditions that affect the operation or ownership of the leased facilities that are no more restrictive than those contained in the Consent Decree dated September 24, 2004; (iii) combined NOx emissions limitations for the MIRMA facilities permitting the operation of such facilities consistent with the historical operations after taking into account planned and other commercially reasonable capital expenditures and the installation of two SCRs at Morgantown on or before May 1, 2007 and May 1, 2008, respectively, with equipment specifications and warranties as previously disclosed to the Owner Lessors; (iv) that, in the event of a separation from the other MIRMA facilities, the Morgantown and Dickerson leased facilities together or individually shall have NOx emissions limitations permitting the operation of such facilities at commercially desirable outputs after taking into account market conditions, planned and other commercially reasonable capital expenditures and, in the event of an individual separation, Morgantown, for the period covered by the current NOx emissions allocations, would not be required to purchase NOx emissions credits in excess of the NOx emissions allocations for such facility existing on the date hereof, and (v) in the event of a separation from the other MIRMA facilities, the loss of the

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                                                                               4

                    ability of the operator of the Morgantown and/or Dickerson facilities to claim emissions credits shall only apply to NOx.

RESTRICTION
ON ADDITIONAL
LESSOR NOTES:       Section 12.1(a)(viii) of the Participation Agreement(s)
                    shall be amended to add a requirement for any Supplemental
                    Financing (as defined in the Participation Agreement) that, in addition to the other requirements of Section 12.1, such will be permitted only if, (i) after giving effect to such Supplemental Financing, either (x) the Facility Lessee (as defined in the Participation Agreements) shall have, at such time, a credit rating of at least BBB- from S&P and Baa3 from Moody's or (y) the Fixed Charge Coverage Ratio (as defined in the Participation Agreements) shall be at least
                    2.5 to 1 historically (4 quarters) and prospectively (two four quarter periods) and (ii) the MIRMA/Owner Lessors consent (in their sole and absolute discretion) to any Supplemental Financing.

SHARED FACILITIES
AGREEMENTS:         Obligations under the Shared Facilities Agreement (as
                    defined in the Participation Agreements) shall be (in addition to existing rights) secured by a lien and easement on the assets subject to the Shared Facilities Agreement.
                    Such lien and easement shall be subject in all respects to an easement, reciprocal shared facilities agreement and springing lien each granted in favor of MIRMA providing
                    MIRMA with all use, rights and benefits of the subject assets that exist on the date hereof in the event remedies are exercised with respect to such newly created lien. The liens and easement granted pursuant to this provision shall be at no cost to MIRMA; provided that MIRMA shall seek a waiver of any and all recording and similar taxes pursuant to section 1146(c) of the Bankruptcy Code.

CONTRIBUTION OF
MIRANT POTOMAC
RIVER AND MIRANT
PEAKER: Mirant Corporation shall cause Mirant Peaker and Mirant Potomac River to become wholly owned subsidiaries of Mirant Chalk Point instead of MIRMA as part of the Plan. It is expected that Mirant Peaker will merge into Mirant Chalk Point. Without limiting MIRMA's rights under the Operative Documents, MIRMA agrees to continue to observe all corporate formalities and take other appropriate action(s) to preserve the separate legal identities of it and its subsidiaries, including Mirant Potomac River.


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                                                                               5

CONTRIBUTION OF
MAI SERIES A
PREFERRED SHARES:   The MAI Series A Preferred Shares to be issued by MAI -- to provide credit support for the installation of control technology relating to SO2 emissions -- and related put rights will be issued to MIRMA directly in connection with the consummation of the Plan. The terms of the MAI Series A
                    Preferred Shares shall be consistent with the description thereof included in the Disclosure Statement.

GENERAL AND
TAX INDEMNITIES:
                    The respective general and tax indemnities provided to the MIRMA/Owner Lessors and their affiliates shall be amended (to the extent necessary) to indemnify them in connection with any of the interpretations to the lease documentation contemplated hereby other than for those claims relating to the allocation of rent or the treatment of or the application of rent payments to the Lessor Notes (as defined in the Participation Agreements). Without limiting the foregoing, such amendment would not expand or reduce the scope of the existing indemnities; provided, however, that the indemnities solely as they relate to the interpretations to the MIRMA Leases documentation contemplated hereby shall be based upon the law existing as at the date hereof.

SETTLEMENT FEE:
                    MIRMA agrees, subject to Bankruptcy Court approval as being reasonable and appropriate, to pay directly, to each of (i) the Lease Indenture Trustee for the collective benefit of the Pass Through Trust Certificate Holders provided that the Lease Indenture Trustee or the Pass Through Trustee do not oppose implementation of the treatment of the MIRMA transaction as set forth herein or confirmation of the Plan as modified hereby, and (ii) collectively the MIRMA/Owner Lessors an amount equal to up to $6.5 million for the MIRMA/Owner Lessors and up to $6.5 million to the Lease Indenture Trustee.

RESTORATION
PAYMENTS:           The MIRMA/Owner Lessors contend that the post-petition
                    application of payment to the Lessor Notes of rent payments made by MIRMA under the MIRMA Leases has resulted in damages to them, including but not limited to, delays in receiving scheduled equity payments and/or the loss of other consideration due pursuant to the terms of the MIRMA Leases.
                    To remedy this situation, MIRMA agrees, as part of the cure provided for the assumption of the MIRMA Leases and subject to Bankruptcy

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                                                                               6

                    Court approval as being reasonable and appropriate, to pay to the MIRMA/Owner Lessors an amount not to exceed (provided that the MIRMA Leases are assumed on or before December 30,
                    2005) $4.9 million (the "Restoration Payment"), subject to the MIRMA/Owner Lessors providing adequate support. To the extent that the Leases are not assumed on or before December 30, 2005, the Restoration Payment may require adjustment.

REIMBURSEMENT OF FEES
AND EXPENSES:

                    MIRMA agrees, as part of its cure obligations in connection with the assumption of the MIRMA Leases and subject to Bankruptcy Court approval as being reasonable and appropriate, to pay, as Supplemental Lease Rent (as defined in the Participation Agreement), all reasonable and documented legal and consulting fees and related expenses incurred by the MIRMA/Owner Lessors and, provided that the Lease Indenture Trustee and the Pass Through Trustee do not oppose implementation of the treatment of the MIRMA transaction as set forth herein or confirmation of the Plan as modified hereby, the Lease Indenture Trustee and the Pass Through Trustee, in connection with the bankruptcy cases. As of October 31, 2005, such amounts for the MIRMA/Owner Lessors and the Pass Through Trust Certificate Holders are estimated to be approximately $10 million and $11 million, respectively.

TREATMENT OF PAYMENTS:

                    All amounts paid by MIRMA with respect to Settlement Fees, Reimbursement of Fees or the Restoration Payment shall not be construed as Fixed Charges (as defined in the Participation Agreements) and shall not be considered as part of the definition of the Fixed Charge Coverage Ratio.

ADDITIONAL INFORMATION
& REPORTING REQUIREMENTS:

                    In addition to the financial information required to be delivered by MIRMA under the terms of Section 5.1 of the Participation Agreements, on a quarterly basis MIRMA shall provide the MIRMA/Owner Lessors with operating information specified in Exhibit Three. During the continuance of a Lease Indenture Event of Default (as defined in the Participation Agreements), MIRMA shall provide such operating information to the Lease Indenture Trustee concurrently with delivery to the MIRMA/Owner Lessors (subject to appropriate confidentiality).


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                                                                               7

EXISTING TERMS REMAIN UNCHANGED:

                    Except as otherwise set forth herein and as described in Exhibit One attached hereto, upon assumption of the MIRMA Leases, all existing terms and conditions of the Operative Documents shall remain unchanged and enforceable and the existing provisions of Section 14.6 of the Plan shall be null and void.

CURES: Subject to satisfaction of the conditions set forth in this Agreement and as otherwise set forth on a Cure Exhibit (to which MIRMA reserves all rights), which must be provided by the Owner Lessors, the Pass Through Trustee or Lease Indenture Trustee no later than November 29, 2005, no other breach or default requiring cure or any other condition exists to the assumption of any of the Leases pursuant to section 365 of the Bankruptcy Code under any of the Operative Documents.

PTC RATING:         MIRMA will use commercially reasonable efforts to seek to
                    have the Certificates rated by S&P and Moody's and shall thereafter use commercially reasonable efforts to seek to maintain such rating by S&P and Moody's at all times by taking appropriate measures, including paying the annual fees owed to such rating agencies.

ADDITIONAL CREDIT SUPPORT:

                    Standby Letters of Credit pursuant to Section 5.13 of the Participation Agreements shall be maintained pursuant to such Section 5.13, and at any time the Certificates are rated below investment grade by either S&P or Moody's, such Standby Letters of Credit shall be increased to an amount of at least $75 million and shall be maintained at least at that level.

IMPLEMENTATION:     Implementation of the terms hereof (together with cure of
                    defaults as set forth herein) shall constitute a settlement of all disputes between MIRMA and each of the MIRMA/Owner
                    Lessors, the Pass Through Trustee and the Lease Indenture
                    Trustee to the extent that each does not object to such implementation.

                    Implementation of the terms hereof is subject to (i) the consent of the Owner Lessors, and (ii) an order of the Bankruptcy Court ordering and approving the terms hereof and the substantial consummation of a plan of reorganization for MIRMA that is materially consistent with the Plan as modified hereby. In the event that Bankruptcy Court approval is not obtained and the Plan is not substantially consummated, the provisions hereof shall be

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                                                                               8


                    null and void and the parties shall be returned to their prior positions.



                    In the event that the Lease Indenture Trustee or Pass Through Trustee objects to any provision hereof, MIRMA reserves the right to seek to implement the terms hereof pursuant to MIRMA's plan of reorganization as set forth in the Plan and Disclosure Statement.


                    The Bankruptcy Court will hear the matters contained in this term sheet in connection with the assumption of the MIRMA Leases as contemplated by the Plan at the confirmation hearing on December 1, 2005. It is anticipated that the Bankruptcy Court will enter the confirmation order on December 7, 2005 and will order that the 10 day stay of the confirmation order provided by Rule 3020(e) of the Bankruptcy Rules will expire at 4:00 p.m. Central Standard Time on December 8, 2005. The Bankruptcy Court will entertain an objection to approval of the provisions of this term sheet from a Pass Through Certificate Holder if such objection is filed by 4:00 p.m. Central Standard Time on November 30, 2005. The Bankruptcy Court will also entertain an objection to approval of the provisions of this term sheet from a Pass Through Certificate Holder if such objection is filed after November 30, 2005, but before 4:00 p.m. Central Standard Time on December 6, 2005, if the Debtors fail to establish that sufficient notice of the consideration of this term sheet at the confirmation hearing on December 1, 2005 had been given to such Pass Through Certificate Holder.



                    The Confirmation Order as it relates to the MIRMA Leases and order approving the terms hereof shall be mutually agreeable to the parties consenting to the terms hereof and shall contain such findings of fact and conclusions of law as may be reasonably necessary to implement the terms hereof, including an order finding that (i) notice was sufficient,
                    (ii) that existing section 365(b)(2)(A) ipso facto defaults are unenforceable, (iii) all other defaults have been cured, and (iv) that the interpretations set forth on Exhibit One are correct constructions of the Operative Documents.

MISCELLANEOUS:

                    Subject to the implementation of this Agreement, the MIRMA/Owner Lessors, Owner Participants, the Lease Indenture Trustee and the Pass Through Trustee, to the extent each does not

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                                                                               9


                    object to the implementation of the terms hereof, shall be added to the parties receiving exculpation under Section
                    17.4 of the Plan.


                                   EXHIBIT ONE

     A. INTERPRETATIONS TO SPECIFIED PROVISIONS OF THE PARTICIPATION AGREEMENTS

     Notwithstanding anything in the Operative Documents to the contrary, the following interpretations shall govern:

(i) As used in clause (ii) of the definition of "Cash Flow Available for Fixed Charges" in Appendix A to each of the Participation Agreements, "Capital Expenditures financed with ... Restricted Payments" means any and all Capital Expenditures made or projected to be made, as the case may be, if at the time of such Capital Expenditures or projected Capital Expenditures, as the case may be, MIRMA is permitted to make Restricted Payments pursuant to Section 6.8 of each Participation Agreement, after giving effect hereto. MIRMA agrees to limit the financings of Capital Expenditures with Restricted Payments to Capital Expenditures made with respect to any Facility set forth in any Participation Agreement and then only with respect to the determination of the Fixed Charge Coverage Ratio for the purposes of applying Section 6.8 of the Participation Agreements.

(ii) For the avoidance of doubt, Capital Expenditures made or projected to be made, as the case may be, with capital contributions funded pursuant to the MAI Series A Preferred Shares, or any similar mechanisms, where the capital contribution obligation is fixed, payable in cash, irrevocable and owed by a party that is reasonably and in good faith projected to have funds available to repay such obligations shall be considered "Capital Expenditures financed with... contributions to the equity of the Facility Lessee or its Subsidiaries," as used in clause (ii) of the definition of "Cash Flow Available for Fixed Charges" in Appendix A to each Participation Agreement. Mirant and its affiliates, as applicable, shall covenant not to amend or take any action to intentionally avoid making any payment required to be made in respect of the MAI Series A Preferred Shares or related put right (or any similar mechanism).

(iii) For the purposes of determining "Cash Flow Available for Fixed Charges", Consolidated EBITDA, generated and retained at MIRMA in cash during the pendency of the chapter 11 case and used to pay Capital Expenditures, may be treated by MIRMA as specifically reserved in cash during the period such Consolidated EBITDA was generated, and such Capital Expenditures may be treated as being made during such period. MIRMA agrees to limit this interpretation solely for the purposes of applying Section 6.8 of the Participation Agreements. For the purposes of calculating "Cash Flow Available for Fixed Charges", the amount of Consolidated EBITDA retained by MIRMA and reserved to pay Capital Expenditures is set forth in Exhibit Two.

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                                                                              10


(iv) As used in the definition of "Consolidated EBITDA" in Appendix A to each of the Participation Agreements, "depreciation and amortization and similar non-cash charges" in clause (ii) thereof means all adjustments to reconcile net income to net cash provided by (used in) operating activities as disclosed on MIRMA's cash flow statement or projected, as the case may be, excluding changes in operating assets and liabilities. Exhibit Two sets forth the determination of Consolidated EBITDA as of June 30, 2005.

(v) As used in the definition of "Qualifying Credit Support" in Appendix A to each of the Participation Agreements, "uncollateralized" in the second line thereof means not secured by a lien on the assets of MIRMA, any Designated Subsidiary or any subsidiary of the foregoing.


(vi) As used in subsection (B) of Section 6.8 of each of the Participation Agreements, the clause "the most recently ended four full Fiscal Quarters" in the lead in language shall be qualified by the clause "for which internal financial statements are available" at the end of that subsection. In addition, as used in the first sentence of subsection (D) of Section 6.8 of each Participation Agreement, "the Fiscal Quarter immediately preceding payment of the Restricted Payment" shall be such Fiscal Quarter for which internal financial statements are available. MIRMA will prepare such internal financial statements pertaining to a Fiscal Quarter as soon as is reasonably practicable following the end of such Fiscal Quarter.


          B. INTERPRETATION OF INDENTURE PROVISIONS GOVERNING APPLICATION OF RENTS AND TREATMENT OF LESSOR NOTES

MIRMA has been informed that:

     a) as a result of the bankruptcy filing by the Debtors, the Lease Indenture Trustee, applied rent paid by MIRMA to the Lessor Notes in accordance with Section 3.3 of the Indenture;

     b) as a result of the application of Section 3.3 of the Indenture by the Lease Indenture Trustee, some Lessor Notes were paid down in advance of their originally scheduled amortization, and other Lessor Notes received less than originally scheduled amortization;

     c) the Lease Indentures contemplate that the parties thereto be restored to their former positions and rights upon the emergence of MIRMA from bankruptcy and the assumption by MIRMA of its obligations under the Operative Documents, but the Indentures do not describe precisely how such restoration is to occur with respect to Lessor Notes.

Accordingly, the Owner Lessors, the Pass Through Trustee, the Lease Indenture Trustee and MIRMA will agree on a methodology for the restoration of the payment schedule of the Lessor Notes pursuant to which as of June 30, 2006, the originally anticipated

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                                                                              11


principal balances of each Owner Lessor will be restored. The methodology will be consistent with the Operative Documents, the most reasonable interpretation of the Lease Indentures with respect to the aforementioned issues and fair to each direct and indirect holder of Lessor Notes, provided that MIRMA is not required to incur any additional obligations other than as otherwise expressly as set forth herein.

The parties will seek the Bankruptcy Court's approval of such methodology as being consistent with the Operative Documents, the most reasonable interpretation of the Indentures with respect to the aforementioned issues, and fair to each direct and indirect holder of Lessor Notes.

         EXHIBIT TWO

         [TO BE FILED WITH THE BANKRUPTCY COURT]

         EXHIBIT THREE

I. INFORMATION TO BE PROVIDED QUARTERLY:

1) Balance sheet, income statement and cash flow statement for MIRMA (unconsolidated), Chalk Point, and Potomac River prepared in accordance with U.S. GAAP. Statements are to reflect both quarterly and cumulative year-to-date amounts.

2)   A summary of capital expenditures broken down into categories
     (e.g.: environmental, maintenance, construction, other) for the MIRMA power plants as well as on the Facilities (i.e., the Dickerson and Morgantown leased assets).

3) Operating statistics for each Facility by unit (eg, availability, capacity, power production {MW-hr}, heat rate, average prices per MW-hr).

4)   Balance sheet and Income statement for MIRMA consolidated.

The information to be provided quarterly as described above shall be provided within 45 days after the close of the preceding quarter.

II. INFORMATION TO BE PROVIDED ANNUALLY:

1) Projected 3-year income statement, balance sheet and cash flow statement for MIRMA, Chalk Point, and Potomac River.

     The projections are to summarize capital expenditures into categories (e.g.: environmental, maintenance, construction, other) for the MIRMA power plants as well as on the Facilities (ie, the Dickerson and Morgantown leased assets).

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                                                                              12


     The projections are to summarize the projected energy prices, operating statistics (eg, capacity, availability, power production) assumptions.

     The projections are to describe projected information on a month by month basis for at least the first calendar year of the three-year plan.

     The projection information is for supplemental purposes only and is not being provided as part of or in connection with the FCCR calculations.

2) The projections are to be delivered to the Owner Lessors within 30 days of the date that they are finalized and approved by Mirant including, if required, approval from Mirant's Board of Directors.

This Exhibit is not intended to diminish the informational requirements currently in the Operative Documents.

     Mirant is a competitive energy company that produces and sells electricity in North America, the Caribbean, and the Philippines. Mirant owns or leases more than 18,000 megawatts of electric generating capacity globally. The company operates an asset management and energy marketing organization from its headquarters in Atlanta. For more information, please visit www.mirant.com.

Caution regarding forward-looking statements:

Some of the statements included herein involve forward-looking information. Mirant cautions that these statements involve known and unknown risks and that there can be no assurance that such results will occur. There are various important factors that could cause actual results to differ materially from those indicated in the forward-looking statements, such as, but not limited to,
(i) the actions and decisions of the other parties to the MIRMA Leases, including the MIRMA Owner/Lessors, the Lease Indenture Trustee, the Pass Through Trustee and the holders of the Certificates; (ii) the actions and decisions of creditors of the Debtors and of other third parties with interests in the Chapter 11 cases; (iii) the instructions, orders and decisions of the Bankruptcy Court, including the instructions, orders and decisions of the Bankruptcy Court with respect to the interpretations set forth in the Proposed Treatment in connection with the assumption of the MIRMA Leases; (iv) the effects of the Chapter 11 proceedings on liquidity and results of operations of the Debtors;
(v) legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the electric utility industry, changes in state, federal and other regulations (including rate regulations), or changes in, or changes in the application of, environmental and other laws and regulations to which Mirant and its subsidiaries are subject and (vi) other factors discussed in Mirant's Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 filed with the Securities and Exchange Commission.